Exhibit 99.2

Kodak Announces Plans to Sell Its Flexographic Packaging Division

Proceeds will first be used to repay outstanding debt

Kodak will focus on demonstrated growth areas of SONORA environmental plates, enterprise inkjet, workflow software and brand licensing

ROCHESTER, N.Y.--(BUSINESS WIRE)--August 9, 2018--Kodak announced today it has begun a process to sell its Flexographic Packaging Division. The company has engaged UBS Investment Bank as its financial adviser for the transaction.

Kodak’s Flexographic Packaging Division (FPD) produces and markets the FLEXCEL NX system of flexographic imaging equipment, printing plates, consumables and related services. For the last twelve months, FPD reported revenues of $150 million and Operational EBITDA of $33 million. During this period, FPD has demonstrated strong growth, achieving a 9 percent increase in revenue and 18 percent Operational EBITDA growth. FPD currently employs a staff of approximately 300 people.

During the sale process, Kodak will continue to make significant investments in FPD by expanding manufacturing capacity, developing advanced technology and increasing its headcount to meet customer needs.

Flexography is a form of printing which uses flexible plates to print on a wide variety of packaging substrates, including plastic, metallic films, cellophane, and paper. Kodak’s FLEXCEL NX platform uses proprietary imaging technology to provide consistent, high-quality print with maximum on-press efficiency across the full gamut of flexography applications.

“This is a great opportunity to unlock value for shareholders given the strong interest we have received in the Flexographic Packaging Division. FPD has performed exceptionally well over the past five years and has become a significant player in the industry. This business is an excellent example of Kodak incubating and bringing disruptive innovation to the marketplace. Kodak has been evaluating monetization opportunities for the last several years in order to deleverage the company and we believe this is right time to monetize this valuable asset,” said Kodak CEO Jeff Clarke.

“Following this transaction, Kodak’s improved capital structure will allow us to increase our focus on demonstrated growth engines, while continuing to invest in and provide solutions across the commercial printing, film, and advanced materials industries,” said Clarke.

Kodak also announced it had entered into a non-binding letter of intent for a $400 million, 18-month loan with an existing term loan lender which would refinance its existing term debt, which would permit the company to pursue the sale process of FPD in a thoughtful manner in order to achieve maximum value for shareholders. Net proceeds from the sale of FPD will first be used to repay this loan.

The Company will continue to focus on the demonstrated growth areas of SONORA environmental plates, enterprise inkjet, workflow software and brand licensing. Each of these businesses has delivered growth, profitability and strong margins. The Company is well positioned for the future by leveraging these growth engines and continuing to maximize value in print systems, film and advanced materials.

About Kodak

Kodak is a technology company focused on imaging. We provide – directly and through partnerships with other innovative companies – hardware, software, consumables and services to customers in graphic arts, commercial print, publishing, packaging, entertainment and commercial films, and consumer products markets. With our world-class R&D capabilities, innovative solutions portfolio and highly trusted brand, Kodak is helping customers around the globe to sustainably grow their own businesses and enjoy their lives. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at Kodak.

FLEXCEL is a trademark of Kodak.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning Kodak’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs and business trends and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including management’s examination of historical operating trends and data, are based upon Kodak’s expectations and various assumptions.

Future events or results may differ from those anticipated or expressed in the forward-looking statements. Important factors that could cause actual events or results to differ materially from the forward-looking statements include, among others, the risks and uncertainties described in more detail in Kodak’s Annual Report on Form 10-K for the year ended December 31, 2017 under the headings “Business,” “Risk Factors,” “Legal Proceedings” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” in the corresponding sections of Kodak’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, and in other filings Kodak makes with the U.S. Securities and Exchange Commission from time to time, as well as the following: Kodak’s ability to improve and sustain its operating structure, cash flow, profitability and other financial results; Kodak’s ability to achieve cash forecasts, financial projections and projected growth; Kodak’s ability to achieve the financial and operational results contained in its business plans; Kodak’s ability to comply with the covenants in its various credit facilities; Kodak’s ability to repay, refinance or extend the maturity of its outstanding first lien term loans prior to their maturity date of September 3, 2019 or prior to June 5, 2019, the date on which Kodak’s revolving credit facility will terminate unless such repayment, refinancing or extension has occurred or the revolving credit facility has been amended; Kodak’s ability to discontinue, sell or spin-off certain businesses or operations, including its Flexographic Packaging segment, or otherwise monetize assets; Kodak’s ability to fund continued investments, capital needs and restructuring payments and service its debt and Series A Preferred Stock; changes in foreign currency exchange rates, commodity prices and interest rates; Kodak’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; Kodak’s ability to effectively compete with large, well-financed industry participants; continued sufficient availability of borrowings and letters of credit under Kodak’s revolving credit facility, Kodak’s ability to obtain additional financing if and as needed and Kodak’s ability to provide or facilitate financing for its customers; the performance by third parties of their obligations to supply products, components or services to Kodak; and the impact of the global economic environment on Kodak.

There may be other factors that may cause Kodak’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to Kodak or persons acting on its behalf apply only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included or referenced in this press release. Kodak undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Due to the confidential nature of these transactions, the Company does not intend to provide further updates on the matters referred to in this press release except those required by law.

CONTACT:
Media:
Kodak
Nick Rangel, +1 585-615-0549
nicholas.rangel@kodak.com